Exhibit 10(B)

FIRST AMENDMENT TO THE
EXECUTIVE INCENTIVE BONUS COMPENSATION PLAN OF
CARPENTER TECHNOLOGY CORPORATION EFFECTIVE AS OF JULY 1, 2021

    THIS FIRST AMENDMENT is made on this 11th day of October, 2021, by Carpenter Technology Corporation, a corporation duly organized under the laws of the state of Delaware (the “Company”).

INTRODUCTION

    The Company maintains the Executive Incentive Bonus Compensation Plan of Carpenter Technology Corporation (the “Plan”) pursuant to an amended and restated document effective as of July 1, 2021, for the benefit of certain of the Company’s officers and key employees. The Company now wishes to amend the Plan to reflect minor changes.

AMENDMENT

The Company hereby amends the definition of “Performance Goals” in Article II, effective as of the date hereof, in its entirety to read as follows:

“‘Performance Goals’ means subjective and objective performance goals, as may be established by the Committee, which may be applied either to the Company as a whole or to a business unit or affiliate thereof or which may be specific to the employee and, depending on the extent of attainment of which, either individually or in any combination thereof, may give rise to the payment of Executive Incentive Compensation, which performance goals may include, but are not limited to, the following:

(a)stock price;
(b)market share;
(c)sales;
(d)revenue;
(e)earnings or diluted earnings per share, with or without net pension credit/expense;
(f)return on shareholder equity;
(g)return on common book equity;
(h)costs;
(i)cash flow;
(j)return on total assets (“ROA”);
(k)return on invested capital;
(l)return on net assets (“RONA”);
(m)income, including but not limited to operating income and net income with or without net pension credit/expense;
(n)operating margin;
(o)capital costs;

(p)changes in working capital or inventory levels;
(q)earnings before interest and income taxes (“EBIT”) or earnings before interest, income taxes, depreciation and amortization (“EBITDA”);
(r)economic profits;
(s)total shareholder return;
(t)economic value added;
(u)expense or operating expense;
(v)cost reduction goals;
(w)market penetration;
(x)geographic expansion
(y)diversity representation;
(z)total case incidence rate;
(aa)customer satisfaction as measured by expenses or costs of, or lost income, revenue, or sales attributable to, customer claims for refunds or remakes;
(ab)human performance closure improvement rate;
(ac)strategic goals;
(ad)operational goals;
(ae)flexible workplace program development/implementation;
(af)employee wage growth;
(ag)research and development expenses;
(ah)product lightweighting metrics;
(ai)product energy efficiency metrics;
(aj)energy consumption;
(ak)water usage
(al)waste and pollution metrics;
(am)health and safety scores;
(an)talent retention;
(ao)diversity and inclusion training;
(ap)recruiting metrics;
(aq)emissions (e.g., greenhouse gas);
(ar)land protection;
(as)discharge to water;
(at)supply chain management;
(au)employee engagement survey scores;
(av)re-entrance to work programs;
(aw)inclusion metrics (e.g., retention of diverse talent, representation, etc.);
(ax)supplier diversity;
(ay)any combination of the foregoing; or
(az)any other performance goals approved by the Committee from time to time.

The Committee may, in its discretion, adjust any evaluation of performance under a Performance Goal to remove the effect of equity compensation expense under ASC 718, amortization of acquired technology and intangibles, asset write-downs, litigation or claim judgments or settlements; the effect of changes in or provisions under the tax law, accounting principles or other such laws or provisions affecting reported results, accruals for reorganization and restructuring programs; discontinued operations; and any items that are extraordinary, unusual in nature, non-recurring or infrequent in occurrence.

Except as specifically amended hereby, the Plan shall remain in full force and effect prior to this First Amendment.

IN WITNESS WHEREOF, the Company has caused this First Amendment to be executed on the day and year first above written.

CARPENTER TECHNOLOGY CORPORATION
By:
Title:

3